EXHIBIT 99.3



               PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF LOSS
                          YEAR ENDED DECEMBER 31, 1999
                          (Unaudited - in U.S. dollars)

                                                              WaveRider       ADE Network                           Proforma
                                                           Communications      Technology      Proforma           Consolidated
                                                            Consolidated         Pty Ltd      Adjustments         Dec. 31, 1999
                                                        ---------------------------------------------------------------------
                                                                                             [Note 2 & 3]

REVENUE

Product sales                                           $     1,519,469   $    4,167,207    $           -     $     5,686,676
Internet sales                                                  196,576                -                -             196,576
                                                        ---------------------------------------------------------------------

                                                              1,716,045        4,167,207                -           5,883,252

COST OF PRODUCT AND INTERNET SALES                            1,294,815        2,363,440                -           3,658,255
                                                        ---------------------------------------------------------------------

GROSS MARGIN                                                    421,230        1,803,767                -           2,224,997
                                                        ---------------------------------------------------------------------

EXPENSES

Sales, general and administration                             5,392,621        1,598,258                -           6,990,879
Research and development                                      3,028,555                -                -           3,028,555
Amortization of goodwill & other intangibles                          -                -          865,263             865,263
Interest                                                        (48,096)               -                -             (48,096)
                                                        ----------------------------------------------------------------------

                                                              8,373,080        1,598,258          865,263          10,836,601
                                                        ---------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                               (7,951,850)  $      205,509    $    (865,263)    $    (8,611,604)

Provision for (Recovery of) income taxes                       (504,000)          84,439                -            (419,561)
                                                        ----------------------------------------------------------------------

NET INCOME (LOSS)                                       $    (7,447,850)  $      121,070    $    (865,263)    $    (8,192,043)
                                                        ======================================================================

BASIC AND FULLY DILUTED INCOME (LOSS) PER SHARE         $         (0.25)                                      $         (0.27)
                                                        ======================================================================

Weighted Average Number of Common Shares                     34,258,565                                            34,258,565
                                                        =====================================================================

                          WaveRider Communications Inc.

          NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - The pro forma balance sheet has been prepared to reflect the acquisition by WaveRider Communications Inc. of ADE Network Technology Pty. Ltd. for aggregate consideration of $2,087,982, as if the acquisition occurred on September 30, 2000. Pro forma adjustments are made to reflect:

a) the elimination of the common shareholders' equity in ADE Network Technology Pty. Ltd.

b) the net assets of ADE Network Technology Pty. Ltd. at estimated fair value at the acquisition date.

c) the excess of acquisition cost over the fair value of net assets acquired. This has been recorded as Goodwill and Acquired labor force.

d)       the expenses incurred on acquisition

Note 2 - The pro forma statements of loss have been prepared to reflect the acquisition by WaveRider Communications Inc. of ADE Network Technology Pty. Ltd. as if the acquisition occurred on January 1, 1999. Pro forma adjustments are made to reflect the amortization of Goodwill and Acquired labor force on a straight line basis over 3 years.

Note 3 - The purchase price allocation for this acquisition has been based on available information at the time of preparation of these pro forma financial statements. To the extent that these amounts prove to be excessive or inadequate they will be adjusted up to a year from the date of acquisition.